EXHIBIT 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) Effective the 17th day of February 2005, between PLUM CREEK TIMBERLANDS, L.P. (“SELLER”), a Delaware limited partnership, as Lessor and WPP LLC, a Delaware limited liability company (“BUYER”).

W I T N E S S E T H:

     WHEREAS, BUYER and SELLER entered into a Purchase and Sale Agreement dated January 28, 2005 (the “Agreement”) covering certain SELLER’s coal interests (along with cetin surface tracts) in Virginia, West Virginia, and Kentucky; and,

     WHEREAS, the Agreement at Section 7.2 contains a provision to adjust the Purchase Price based upon revisions to certain Production Projections made by Seller; and,

     WHEREAS, BUYER and SELLER have reached an agreement on Production Projections Adjustment set forth in Section 7.2 and desire to amend the Agreement to reflect the mutual agreement of the parties;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, paid by SELLER TO BUYER, the receipt and sufficiency of which is hereby irrevocably acknowledged by BUYER, the parties agree to amend the Agreement as follows:

A. Section 3.1 of the Agreement is amended to read as follows:

3.1 Purchase Price. In consideration of the sale of the Properties by SELLER to BUYER, BUYER shall pay to SELLER at Closing cash in the amount of Twenty One

Million Two Hundred Fifty Thousand Dollars ($21,250,000.00) (the “Purchase Price”). The Purchase Price may be adjusted as provided in Section 7.4 and in Article X (the Purchase Price, as so adjusted, and as the same may be otherwise adjusted by the mutual agreement of the parties, being called the “Adjusted Purchase Price”).

B. Section 7.2 of the Agreement is amend to read:

7.2 Intentionally Omitted

C. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment in one or more identical counterparts as of the date first above written.

PLUM CREEK TIMBERLANDS, L.P. By: Plum Creek Timber I, L.L.C. Its: General Partner

By:	/s/ Rick R. Holley
Rick R. Holley President and Chief Executive Officer

WPP LLC By : NRP(Operating) LLC Its: Sole Member
By:	/s/ Nick Carter
Nick Carter
President and Chief Operating Officer